Exhibit 99.1

FOR IMMEDIATE RELEASE
June 6, 2017
Mammoth Energy Services, Inc. Announces
Closing of Sturgeon, Stingray Cementing and
Stingray Energy Services Acquisitions

OKLAHOMA CITY, OKLAHOMA, June 6, 2017 (GLOBE NEWSWIRE) - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) announced that it closed the acquisitions of Sturgeon Acquisitions LLC (“Sturgeon”) (which includes Sturgeon’s wholly owned subsidiaries Taylor Frac, LLC, Taylor Real Estate Investments, LLC and South River Road, LLC), Stingray Cementing LLC and Stingray Energy Services LLC for seven million shares of Mammoth common stock on June 5, 2017.

Arty Straehla, Chief Executive Officer, commented, “The acquisitions of Sturgeon, Stingray Cementing and Stingray Energy Services furthers our integrated offerings by bringing additional sand assets, cementing and a full suite of rental equipment under the Mammoth umbrella. The expansion of the Taylor Frac facility from 0.7 million tons per annum (Mtpa) to 1.75 Mtpa has begun and is expected to be completed by year-end, which will grow our collective sand processing capacity to nearly 4 million tons. We closed the acquisition of the Chieftain sand mine on May 26th and are in the process of hiring personnel with the expectation of restarting the dry plant in the coming weeks. Across the Mammoth portfolio, once at full capacity, we intend to utilize approximately half of our sand production in direct support of our pressure pumping operations with the remainder sold through potential contracted sales or into the spot market.”

Key Highlights of the Sturgeon Acquisition:

Taylor Frac’s facilities include a wet and dry plant located on 393 acres in Taylor, Wisconsin. As of December 31, 2016, Taylor Frac had estimated proven reserves of 37 million tons of high quality Northern White Jordan Substrate frac sand which meets or exceeds all API standards including solubility, turbidity, roundness, sphericity and crush resistance. With approximately 73% of the reserves higher demand fine grades of 40/70 and 100 mesh, Taylor Frac is well positioned to support the shift to finer grade sands in today’s well completion recipes.

The previously announced expansion of Taylor Frac to 1.75 Mtpa (up from 0.7 Mtpa) is underway and expected to be completed by year-end 2017 at a cost of approximately $23 million. Taylor Frac’s facilities are located on the Canadian National Railway (CN), which provides low cost transportation into the Appalachian Basin (Utica, Marcellus) and Western Canada.

Stingray Energy Services and Stingray Cementing

Stingray Energy Services operates in the Appalachian Basin providing fresh water transfer, produced water filtration, rental equipment and re-fueling operations in support of drilling, completion and production activities. The company’s water transfer division is capable of providing fresh water for completion operations on multiple locations simultaneously with more than 30 miles of lay flat hose, three miles of polyurethane hose and associated equipment.

Stingray Cementing operates in the Appalachian Basin providing cementing services in support of drilling operations. The company owns and operates five twin cementers and associated equipment, which remain at or near full utilization due to strong customer demand.

Financing

Under the terms of the acquisition agreements, Mammoth issued an aggregate of 7.0 million shares of common stock, based on the pro-rata ownership of the acquired businesses, to Gulfport Energy Corporation, Rhino Exploration LLC and entities affiliated with Wexford Capital LP. Total shares outstanding now stands at approximately 44.5 million.

We are currently working with our banking group to incorporate the acquisitions of Taylor Frac, Stingray Cementing, Stingray Energy Services and Chieftain Sand in addition to the startup of our fourth pressure pumping fleet. Once fully incorporated we expect our borrowing base to increase.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented oilfield service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services includes pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. Other energy services currently consists primarily of remote accommodation services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases. Information on our website is not part of this news release.

Forward-Looking Statements and Cautionary Statements

This news release contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Report filed on Form 10-K filed with the SEC on February 24, 2017 and our subsequent filings we make with the SEC, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Mammoth Energy Services, Inc., Attention: Don Crist, 14201 Caliber Drive, Suite 300, Oklahoma City, Oklahoma 73134, tel: 405-608-6048